CONVERSION AGREEMENT

This CONVERSION AGREEMENT ("Agreement") is entered into effective the __ day of ___________, 2011 ("Effective Date"), by and between Sugarmade, Inc., a privately held California corporation (the "Company"), and ___________________ ("Investor"), with reference to the following facts:

1)

Investor loaned to the Company the amount of $________ as evidenced by a Promissory Note dated _______, 200__ in the principal amount of $________ in favor of the Investor (the "Note").  As of March 31, 2011, the outstanding principal balance under the Note owed to Investor is $_______________ (the "Outstanding Balance").  Investor understands that interest earned under the Note through the Closing Date (as defined below) will be paid to Investor in cash upon the Closing (as defined below), and will not be converted into equity of the Company.

2)

Investor wishes to convert the Outstanding Balance into equity of the Company, and the Company is willing to issue shares of its Common Stock in return for the conversion of the Outstanding Balance under the Note and as complete satisfaction of all obligations and amounts payable pursuant to the Note.

C.

The Company intends to enter into an agreement with a public company (“PubCo”) that trades on the OTC Bulletin board pursuant to which PubCo shall acquire 100% of the outstanding equity of the Company and all shareholders of the Company (including the Investor) shall become shareholders of PubCo (the “Public Company Transaction”). The Company intends that the Public Company Transaction shall be conducted on a 1:1.765 exchange basis in which the Investor shall receive 1.765 PubCo share for each 1 Share of the Company.

NOW, THEREFORE, the Company and Investor agree as follows:

AGREEMENT

1.

Conversion

.  Investor hereby elects to convert the entire Outstanding Balance in exchange for _______________ (___________) shares of Common Stock of the Company (the "Shares") calculated as the Outstanding Balance divided by $2.70 per share, and the Company agrees to sell and convey the Shares to Investor, subject to the terms and conditions set forth in this Agreement.

Upon the Closing, Investor hereby acknowledges and agrees that such conversion shall constitute payment in full of all amounts owed to Investor by the Company under the Note, and the Note shall be cancelled and be of no further force or effect.

2.

Closing

.  The closing of the transaction contemplated by this Agreement ("Closing") shall be held at the principal offices of the Company at a time agreed upon by the Company and Investor at any time on or before April 30, 2011 (the "Closing Date").  At the Closing, the Company shall deliver to Investor share certificate(s) representing the Shares, against delivery by Investor to the Company of the Note marked "Paid in Full".

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3.

Risk Factors

.  Investor understands and acknowledges that the Company is subject to the types of risks applicable to any business of the nature of the Company’s business including, but not limited to, the following:

3.1

No Commitments for Additional Financing.  Additional capital may be required in order to further expand the business of the Company as may be envisioned.  The Company may choose to raise additional capital from financing activities.  For this purpose, the Company may undertake additional private offerings of equity securities or debt. The Company has no current commitments from underwriters or investors for any such offerings and no assurance can be given that the Company will be able to raise capital if needed.

3.2

Dividends.  The directors of the Company have the authority to determine the amount and timing of all dividends.  Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and the general operating and financial conditions of the Company, as well as legal limitations on the payment of dividends.

3.3

Limited Operating History.  The Company was formed in 2009 and has a limited operating history.  The Company has limited historical financial data upon which to base planned operating expenses and forecasted revenues.  Because the Company has a limited operating history, its historical financial information is not a reliable indicator of future performance.  Therefore, it is difficult to evaluate the Company’s business and prospects.

3.4

Reliance on Intellectual Property.  The Company is a party to the Exclusive License and Supply Agreement dated January 1, 2011 with The Sugar Cane Paper Co., Ltd. (the "License Agreement") pursuant to which it licenses certain intellectual property which includes the United States Patent Application No. CN 201686902 U entitled "A mould to be used for moulding plant fiber into the desired shape," filed on March 25, 2010.  The License Agreement is valid for a term of twenty (20) years, and can be renewed for subsequent years subject to certain terms contained therein.  The Company has made the License Agreement available for Investor’s review on a confidential basis.  The Company’s success depends in part on its ability to continue to license the above described intellectual property and obtain intellectual property protection for its products, preserve its trade secrets, defend and enforce its rights against infringement, and operate without infringing the proprietary rights of third parties, and the ability to preserve these intellectual property rights cannot be guaranteed by the Company.  Despite efforts by the Company to protect its proprietary rights, unauthorized parties may attempt to obtain, copy, or use that proprietary intellectual property in violation of the License Agreement.  There can be no assurance that pending applications and issuance of patents will be granted to the Company, that the scope of any patents issued will be as broad as the scope of the patent applications, that the scope of any patent protection will exclude competitors or provide competitive advantages to the Company, or that others will not claim rights in or ownership of the patents and other proprietary rights held or licensed by the Company.   As of the Effective Date, the Company has no actual knowledge of any conflicts with third parties over intellectual property rights as described herein.

3.5

Dependence On Key Personnel.  The Company will depend on the services of its founders, which, if not available, might have a material adverse effect on the business. The Company’s future success depends on its ability to identify, attract, hire, train,

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retain and motivate skilled managerial, marketing and customer service personnel.  At the present time the Company does not carry any key person life insurance.  The Company may attempt to secure key person life insurance covering key personnel as determined by the Board of Directors prior to the end of the current year.

3.6

Absence of Public Market.  As of the Effective Date, there is no established trading market for the Shares of the Company.  Accordingly, an investor may be unable to liquidate an investment in the shares for an indefinite period, whether in the event of an emergency or for any other reason.  In addition, Investor must be able to withstand a total loss of its investment in the Shares.

3.7

Lack of Diversification.  The Company’s business is manufacture of paper.  In view of the limited scope of its limited business, it may have greater risks from casualties, competition, economic problems and similar matters than would be the case with a more diversified company.

4.

Representations, Warranties and Agreements by Investor

.  Investor hereby represents, warrants and agrees as follows:

4.1

The Shares are being purchased by Investor and not by any other person, solely by conversion of the Outstanding Balance under the Note and not with the funds of any other person, and for the account of Investor, not as a nominee or agent and not for the account of any other person.  No other person will have any interest, beneficial or otherwise, in the Shares.  Investor is not obligated to transfer Shares to any other person nor does Investor have any agreement or understanding to do so.  Investor is purchasing the Shares for investment for an indefinite period not with a view to the sale or distribution of any part or all thereof by public or private sale or other disposition.  Investor has no intention of selling, granting any participation in or otherwise distributing or disposing of any Shares.  Investor does not intend to subdivide Investor’s purchase of Shares with any person.

4.2

Investor has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under the California Corporate Securities Law of 1968, as amended (the "Law"), on the ground, among others, that no distribution or public offering of the Shares is to be effected, and the Shares will be issued by the Company in connection with a transaction that is exempt under the Act and that does not involve any public offering within the meaning of the Act or the Law, under the respective rules and regulations of the Securities and Exchange Commission and the California Commissioner of Corporations.  Investor understands that the Shares will be "restricted securities" as that term is defined in Rule 144 under the Act and, accordingly, that the Shares must be held indefinitely unless they are subsequently registered under the Act and qualified under the Law and any other applicable securities law or exemptions from such registration and qualification are available.  Investor understands that the Company is under no obligation to so register Shares under the Act, to qualify Shares under any securities law, or to comply with Regulation A or any other exemption under the Act, the Law or any other law.  Investor understands that Rule 144 is not available for any sale of Shares. Investor understands that the Company is relying in part on Investor’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding Investor’s representations,

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Investor intends to acquire Shares for resale on the occurrence or nonoccurrence of some predetermined event.  Investor has no such intention.

4.3

Investor is knowledgeable concerning the Company’s business, and has had unrestricted access to all information relating to the Company prior to this transaction. Investor acknowledges that it has been afforded the opportunity to consider, inspect, and review to its satisfaction the financial, economic, and legal condition of the Company, and all files and information relating to the Company and its assets, as it has deemed necessary or advisable with respect to the purchase of the Shares.  It is acknowledged by Investor that the scope and duration of its investigation was determined by it, and was not limited in any respect by the Company.

4.4

Investor has a preexisting personal or business relationship with one or more of the founding shareholders and directors of the Company who control the Company, consisting of personal or business contacts of a nature and duration sufficient to enable Investor, as a reasonably prudent investor, to be aware of the character, business acumen and general business and financial circumstances of the persons with whom such relationship exists; or by reason of Investor’s business and financial experience or the business or financial experience of Investor’s professional advisers who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, Investor has the capacity to protect Investor’s own interests in connection with Investor’s purchase of Shares.

4.5

Investor understands that Regulation D, promulgated under the Act, defines "accredited investor" as any person coming within any of the following categories:

4.5.1

Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his/her purchase exceeds $1,000,000;

4.5.2

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

4.5.3

A revocable trust, each grantor of which qualifies under 4.5.1 or 4.5.2 above;

4.5.4

Any entity in which all of the equity owners are accredited investors;

4.5.5

A corporation or partnership, or an organization described in section 501(c)(3) of the Internal Revenue Code, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.5.6

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a "sophisticated person," meaning a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

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4.5.7

Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

4.6

Investor hereby represents to the Company that Investor is an "accredited investor" within the meaning of Regulation D, and is included within the accredited investor category or categories defined in Section 4.5.1 to 4.5.7 above.

4.7

Investor acknowledges that the term "net worth" means the excess of total assets over total liabilities.  In computing net worth, such Investor’s principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.  In determining income, Investor should add to Investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

4.8

Investor is able to bear the economic risk of an investment in the Company, has the ability to hold the Shares indefinitely, Investor’s overall commitment to investments which are not readily marketable (such as the Shares) is not disproportionate to Investor’s net worth, and Investor has the financial ability to suffer a complete loss of Investor’s investment in the Shares.

4.9

Investor has all requisite power, authority, and capacity to purchase and hold the Shares and to execute, deliver, and comply with the terms of this Agreement, and such execution, delivery, and compliance does not conflict with or constitute a default under any instruments governing Investor, any law, regulation, or order, or any agreement to which Investor is a party or by which Investor may be bound.

4.10

Investor understands the meaning and legal consequences of Investor’s representations, warranties, covenants, and other agreements contained in this Agreement, and Investor understands that the Company has relied upon such representations, warranties, covenants, and agreements, including those with respect to compliance with applicable securities laws, rules, and regulations.

4.11

Investor has been afforded the opportunity to consult with Investor’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by Investor in the Shares and the merits and risks of an investment in the Shares.

5.

Certificates Representing Shares to be Legended

.  Investor understands and agrees that any certificates representing Shares or relating to Shares will bear such legends as the Company may consider necessary or advisable to facilitate compliance with the Act, the Law and any other securities law, including without limitation legends stating that the Shares have not been registered under the Act or qualified under the Law and setting forth the limitations on dispositions imposed hereby.

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6.

Company May Refuse to Transfer

.  Notwithstanding the foregoing, if, in the opinion of counsel for the Company, Investor has acted in a manner inconsistent with the representations and warranties in this Agreement, the Company may delay the transfer of Investor’s Shares until such time as counsel for the Company is of the opinion that such transfer will not require registration of Shares under the Act or qualification of Shares under the Law or any other securities law.

7.

Indemnification

.  Investor hereby agrees to indemnify and defend the Company and its directors and officers and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of: (i) any breach of or inaccuracy in Investor’s representations, warranties or agreements herein; or (ii) any disposition of any Shares contrary to any of Investor’s representations, warranties or agreements herein; or (iii) any action, suit or proceeding based on (a) a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any director or officer of the Company under the Act, or (b) any disposition of any Shares.

8.

Successors

.  The representations, warranties and agreements contained in this Agreement shall be binding on Investor’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers.

9.

Modification

.  This Agreement may be modified or rescinded only by a writing signed by all parties to this Agreement or by their duly authorized agents.

10.

Arbitration

.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in San Jose, California, before a single, neutral arbitrator administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

11.

Counterparts

.  This Agreement may be signed in counterparts, each of which will be deemed an original, and delivered by facsimile transmission and shall have the same force and effect as if all parties executed one document.

12.

Entire Agreement

.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions thereof.  All prior agreements, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and are of no further force or effect.  Any agreements, understandings, warranties or representations not expressly contained in this Agreement shall in no way bind any party.  To the maximum extent permitted by law, each party expressly waives any right of rescission and all claims for damages by reason of any statement, representation, warranty, promise and/or agreement, if any, not contained in or attached to this Agreement.

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13.

California Law

.  This Agreement is made and entered into in the State of California and shall be interpreted, construed and enforced in accordance with the laws of the State of California without giving effect to its conflict of laws principles.

14.

Interpretation

.  This Agreement shall not be interpreted against a party by virtue of such party’s participation in the drafting of the Agreement or any provisions herein.

Signature Page to Follow

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THE UNDERSIGNED INVESTOR HEREBY AFFIRMS THAT IT HAS READ THE FOREGOING AND IS FAMILIAR WITH THE CONTENTS OF THIS AGREEMENT AND THAT THE REPRESENTATIONS AND STATEMENTS OF THE INVESTOR CONTAINED HEREIN ARE TRUE AND ACCURATE.

INVESTOR: [ ] [Name] By: Name: Title: Address:
SUGARMADE, INC. By: Name:__________________________ Title:___________________________

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